ARTICLES OF MERGER

                                     MERGING

                                 GAME TIME, INC.
                            (an Alabama corporation)

                                  WITH AND INTO

                                   NEWCO, INC.
                            (a Wisconsin corporation)

                 ______________________________________________


             In accordance with and pursuant to Title 10, Chapter 2B of the Code of Alabama (the "Alabama Business Corporation Act") and Chapter 180 of the Wisconsin Statutes (the "Wisconsin Business Corporation Law"), Newco, Inc., a Wisconsin corporation ("Newco"), does hereby execute these Articles of Merger as of the 13th day of March, 1997, for the purpose of effectuating the merger of Game Time, Inc., an Alabama corporation ("GTI"), with and into Newco.


                                    ARTICLE I

             The Board of Directors of each of GTI and Newco, in accordance with their respective Articles of Incorporation and By-Laws and in accordance with Section 10-2B-11.04 of the Alabama Business Corporation Act and Section 180.1104 of the Wisconsin Business Corporation Law, approved and adopted the Plan of Merger dated March 13, 1997 (the "Plan of Merger"), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference. The Plan of Merger sets forth the terms and conditions pursuant to which GTI shall be merged with and into Newco (the "Merger"), with Newco as the surviving corporation following the Merger.


                                   ARTICLE II

             On the date hereof, all of the outstanding shares of capital stock of GTI are held by Newco. Accordingly, shareholder approval of the Merger was not required by the Alabama Business Corporation Act or the Wisconsin Business Corporation Law.

                                   ARTICLE III

             The Articles of Incorporation of GTI are filed in Montgomery County, Alabama.

                                   ARTICLE IV

             These Articles of Merger shall be effective, and the Merger shall take effect, upon the receipt of these Articles of Merger with the office of the Wisconsin Department of Financial Institutions, and filing will be effective in Alabama when filed with the Secretary of State.

             IN WITNESS WHEREOF, Newco has caused these Articles of Merger to be executed by its duly authorized officer as of the date first set forth above.

                                      NEWCO, INC.


                                      By:_________________________________
                                           Richard E. Ruegger
                                           Vice President of Finance




             This document was drafted by, and after filing should be returned to, Attorney Thomas W. Henshue, Foley & Lardner, 150 East Gilman Street, P.O. Box 1497, Madison, Wisconsin 53701-1497.

                                                                    Exhibit A

                                 PLAN OF MERGER

             THIS PLAN OF MERGER (the "Plan of Merger") is made and entered into as of the 13th day of March, 1997, by and between Newco, Inc., a Wisconsin corporation ("Newco"), and Game Time, Inc., an Alabama corporation ("GTI").

                              W I T N E S S E T H:

             WHEREAS, on the date hereof, Newco holds all of the outstanding shares of capital stock of GTI; and

             WHEREAS, the Board of Directors of each of Newco and GTI deem the merger of GTI with and into Newco, in accordance with the terms and subject to the conditions set forth herein, desirable and to the advantage of both Newco and GTI; and

             WHEREAS, the Board of Directors of each of Newco and GTI have approved this Plan of Merger and have authorized the execution hereof.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1. The Merger. On the Effective Date (as hereinafter defined) and pursuant to the applicable provisions of and with the effect provided in Title 10, Chapter 2B of the Code of Alabama (the "Alabama Business Corporation Act") and Chapter 180 of the Wisconsin Statutes (the "Wisconsin Business Corporation Law"), GTI shall be merged with and into Newco (the "Merger"), with the corporate existence of Newco continuing under the Wisconsin Business Corporation Law. The separate corporate existence and corporate organization of GTI shall cease upon the Effective Date. In connection with the Merger, all property, rights, privileges, franchises, immunities, and powers of each of GTI and Newco shall be taken and deemed to be transferred to and vested in Newco without further act or deed; and all debts, liabilities, and duties of such corporations shall be assumed by Newco and may be enforced against Newco to the same extent as if the debts, liabilities, and duties had been incurred or contracted by Newco.

             2. Cancellation of GTI Stock. Each share of GTI's common stock issued and outstanding immediately prior to the Effective Date and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without further action on the part of the holder thereof, be canceled.

             3. Articles of Incorporation. On the Effective Date, the Articles of Incorporation of Newco shall remain in effect as the Articles of Incorporation of Newco, as the surviving corporation following the Merger, from and after the Effective Date until thereafter amended in accordance with the Wisconsin Business Corporation Law and the provisions of such Articles of Incorporation.

             4. By-Laws. The By-Laws of Newco as in effect immediately prior to the Effective Date, shall be and remain the By-Laws of Newco, as the surviving corporation following the Merger, from and after the Effective Date until thereafter amended in accordance with the Wisconsin Business Corporation Law and the provisions of Newco's Articles of Incorporation and By-Laws.

             5. Board of Directors and Officers. The Board of Directors and officers of Newco on the Effective Date shall remain the Board of Directors and officers of Newco, as the surviving corporation following the Merger, from and after the Effective Date until their prior death, resignation, or removal or until their respective successors are duly elected or appointed, as the case may be, and qualified.

             6. Effective Date. The Merger shall be effective upon the date of receipt of Articles of Merger with the office of the Wisconsin Department of Financial Institutions. Such date is sometimes referred to herein as the "Effective Date."

             IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed by their duly authorized officers as of the date first set forth above.

   GAME TIME, INC.                         NEWCO, INC.


   By:_______________________              By:_______________________
        Richard E. Ruegger                      Richard E. Ruegger
        Vice President                          Vice President of Finance